Exhibit 21.1
SUBSIDIARIES OF SAILPOINT, INC.
1. SailPoint Holdings GP, LLC (Delaware)
2. SailPoint Intermediate Holdings I, LP (Delaware)
3. SailPoint Intermediate Holdings II, LP (Delaware)
4. SailPoint Intermediate Holdings III, LP (Delaware)
5. SailPoint Technologies Holdings, Inc. (Delaware)
6. SailPoint Technologies Intermediate Holdings, LLC (Delaware)
7. SailPoint Technologies, Inc. (Delaware)
8. SailPoint Holdings, Inc. (Delaware)
9. SailPoint International, Inc. (Delaware)
10. SailPoint SZ, LLC (Delaware)
11. Double Zero Security, Inc. (Delaware)
12. SailPoint Technologies UK Ltd. (United Kingdom)
13. SailPoint Technologies India Private Ltd. (India)
14. SailPoint Technologies Netherlands B.V. (Netherlands)
15. SailPoint Technologies Pte. Ltd. (Singapore)
16. SailPoint Technologies Israel Ltd. (Israel)
17. SailPoint Technologies GmbH (Germany)
18. SailPoint Technologies SARL (Switzerland)
19. SailPoint Technologies Japan G.K. (Japan)
20. SailPoint Technologies Canada Inc. (Canada)
21. SailPoint Technologies Mexico, S.A. de C.V. (Mexico)
22. SailPoint Technologies Korea Limited (Korea)
23. SailPoint Technologies FZ-LLC (Dubai, UAE)
24. SailPoint Chile Limitada (Chile)
25. Osirium Limited (United Kingdom)
26. Osirium Technologies Limited (United Kingdom)
27. SailPoint Tecnologia Spain, S.L. (Spain)
28. SailPoint Technologies Brazil Ltda (Brazil)